UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): November 4, 2005

ETERNAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Nevada	0-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2120 West Littleton Blvd., Suite 300, Littleton, Colorado 80120
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 385-1230

Item 4.01     Changes in Registrant’s Certifying Accountant.

On November 4, 2005, the registrant dismissed Franklin Griffith and Associates (“Griffith”) as the registrant’s principal accountant effective on such date. On November 4, 2005, the registrant appointed Kelly & Co. (“Kelly”) as the registrant’s new principal accountant. Griffith’s report on the registrant’s financial statements for fiscal year 2004 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was recommended and approved by the registrant’s board of directors.

During fiscal year 2004 and the subsequent interim period through November 4, 2005, there were no disagreements with Griffith on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Griffith, would have caused Griffith to make reference to the subject matter of the disagreement(s) in connection with their report, nor were there any reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

The registrant engaged Kelly as its new independent accountant on November 4, 2005. During fiscal year 2004 and the subsequent interim period preceding November 4, 2005, neither the registrant nor someone on its behalf engaged Kelly regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the registrant’s financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-B.

The registrant has provided Griffith with a copy of the above disclosures and requested Griffith to furnish the registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the registrant in this Current Report and, if not, expressing the respects in which it does not agree.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit
16.1	Letter from Franklin Griffith and Associates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETERNAL ENERGY CORP.

Date: November 18, 2005	By:	/s/ Bradley M. Colby
Bradley M. Colby
President and Chief Executive Officer

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